                                                                    Exhibit 99.1

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED BALANCE SHEETS

EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
AS OF JUNE 30, 2000 AND DECEMBER 31, 1999
------------------------------------------------------------------------------

                                                              JUNE 30,   DECEMBER 31,
                                                                2000         1999
                                                              --------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 28,062     $ 24,223
  Accounts receivable.......................................     5,203        1,286
  Prepaid expenses and recoverable taxes....................     3,267        2,109
  Investments...............................................        --       27,078
  Other receivables.........................................       237          118
                                                              --------     --------
          TOTAL CURRENT ASSETS..............................    36,769       54,814
Plant and equipment, net....................................    95,120       68,269
Goodwill and other intangible assets, net...................   287,607      261,345
                                                              --------     --------
          TOTAL ASSETS......................................  $419,496     $384,428
                                                              ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $  6,746     $  1,414
  Current portion of obligations under capital leases.......       328          317
  Trade accounts payable....................................     7,534        5,339
  Social charges payable....................................     1,344          865
  Other current liabilities.................................        --          161
  Employee bonus............................................     2,462          531
                                                              --------     --------
          TOTAL CURRENT LIABILITIES.........................    18,414        8,627
Non-current portion of obligations under capital leases.....       396          383
Deferred tax liability......................................       517        1,624
Commitments and contingencies (Note 6)......................        --           --
                                                              --------     --------
          TOTAL LIABILITIES.................................    19,327       10,634
                                                              --------     --------
Shareholders' equity:
  Common stock..............................................         8           --
  Additional paid-in capital................................   421,558      376,566
  Accumulated deficit.......................................   (24,746)      (4,124)
  Accumulated other comprehensive income....................     3,349        1,352
                                                              --------     --------
          TOTAL SHAREHOLDERS' EQUITY........................   400,169      373,794
                                                              --------     --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $419,496     $384,428
                                                              ========     ========


       The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2000
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
------------------------------------------------------------------------------

Revenue.....................................................  $    10,509
Operating costs and expenses:
  Cost of revenues..........................................       12,357
  Selling, general and administrative.......................        8,161
  Depreciation and amortization.............................       12,143
                                                              -----------
          TOTAL OPERATING COSTS AND EXPENSES................       32,661
                                                              -----------
          LOSS FROM OPERATIONS..............................      (22,152)
Other interest income.......................................        1,703
Foreign exchange gain (loss), net...........................         (173)
                                                              -----------
          NET LOSS..........................................  $   (20,622)
                                                              ===========
Basic and diluted loss per share............................  $     (0.26)
                                                              ===========
Weighted average shares outstanding.........................   80,095,025
                                                              ===========


       The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2000
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
------------------------------------------------------------------------------

                                                                                                     ACCUMULATED
                                                                         ADDITIONAL                     OTHER           TOTAL
                                                   NUMBER OF    COMMON    PAID-IN     ACCUMULATED   COMPREHENSIVE   SHAREHOLDERS'
                                                     SHARES     SHARES    CAPITAL       DEFICIT        INCOME          EQUITY
                                                   ----------   ------   ----------   -----------   -------------   -------------
Balance at December 31, 1999.....................      50,000     --      $376,566     $ (4,124)       $1,352         $373,794

Currency translation adjustments.................                                                       1,997            1,997

Net loss for the period..........................                                       (20,622)                       (20,622)

Stock split 2000:1...............................  79,960,000    $ 8            (8)

Cash contribution................................     848,204     --        20,000                                      20,000

Keytech acquisition..............................   1,178,689     --        25,000                                      25,000
                                                   ----------    ---      --------     --------        ------         --------
Comprehensive net loss...........................                                       (20,622)        1,997          (18,625)
                                                   ----------    ---      --------     --------        ------         --------
BALANCE AT JUNE 30, 2000.........................  82,026,893    $ 8      $421,558     $(24,746)       $3,349         $400,169
                                                   ==========    ===      ========     ========        ======         ========


       The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2000
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
-------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss..................................................  $(20,622)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization expense..................    12,143
     Other..................................................       173
  Changes in operating assets and liabilities:
     Accounts receivable....................................    (3,917)
     Prepaid expenses and recoverable taxes.................    (1,158)
     Other receivables......................................      (119)
     Trade accounts payable.................................     2,195
     Payroll and related charges............................     2,410
     Other liabilities......................................    (1,268)
                                                              --------
          NET CASH USED IN OPERATING ACTIVITIES.............   (10,163)
                                                              --------
Cash flows from investing activities:
  Investments in short-term securities......................    27,078
  Purchases of property and equipment.......................   (33,195)
  Payment to Keytech shareholders...........................    (5,213)
                                                              --------
          NET CASH USED IN INVESTING ACTIVITIES.............   (11,330)
                                                              --------
Cash flows from financing activities:
  Short-term debt...........................................     5,332
  Capital infusion..........................................    20,000
                                                              --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    25,332
                                                              --------
          NET INCREASE IN CASH..............................     3,839
Cash at beginning of period.................................    24,223
                                                              --------
          CASH AT END OF PERIOD.............................  $ 28,062
                                                              ========
Supplemental information on cash disclosures:
  Interest paid.............................................  $     --
                                                              ========
  Income taxes paid.........................................  $     --
                                                              ========

       The accompanying footnotes are an integral part of these unaudited consolidated financial statements.

AT&T LATIN AMERICA CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
-------------------------------------------------------------------------------



1.       BASIS OF PRESENTATION

         The unaudited consolidated financial statements included herein have been prepared by AT&T Latin America Corp. (the "Company"). The foregoing statements contain all adjustments, consisting only of normal recurring adjustments which are, in the opinion of the Company's management, necessary to present fairly the consolidated financial position of the Company as of June 30, 2000 and the consolidated results of its operations and its consolidated cash flows for the six-month period ended June 30, 2000. Result of operations for the six months ended June 30, 2000 are not necessarily indicative of the results of operations for the full year.

         Certain information and footnote disclosure normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to the instructions, rules and regulations prescribed by the Securities and Exchange Commission (the "Commission"). Although the Company believes the disclosures provided are adequate to make the information presented not misleading, it strongly recommends that these unaudited condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and the footnotes for the year ended December 31, 1999.

2.       PLANT AND EQUIPMENT, NET


                                                                       JUNE 30,
         DESCRIPTION                                                     2000
         -----------                                                   --------
         Switching equipment.........................................  $  2,921
         Transmission equipment......................................    35,925
         Cables......................................................     3,565
         Underground installation....................................    27,453
         Other plant and equipment...................................    14,222
         Construction in progress....................................     1,584
         Client network deployment...................................    16,570
                                                                       --------
                                                                        102,240
           Less accumulated depreciation and amortization............     7,120
                                                                       --------
                   PLANT AND EQUIPMENT, NET..........................  $ 95,120
                                                                       ========


         Depreciation expense related to the plant and property was $5,069 for the six-month period ended June 30, 2000.

3.       KEYTECH ACQUISITION

         On February 23, 2000, the Company agreed to acquire 100% of Keytech LD S.A., a development stage broadband communications company based in Argentina. The Company completed the acquisition of Keytech LD S.A. (now known as AT&T Argentina) on June 30, 2000. Under the terms of the stock purchase agreement for Keytech, the Company acquired all of the capital stock of Keytech in exchange for 1,178,689 shares of the Company's Class A common stock, plus $5 million in cash. The parties placed 550,000 of the Class A common shares in escrow. These shares will be released to Keytech's stockholders over six years to the extent they are not used to satisfy indemnity obligations of the Keytech stockholders to the Company. The Company will also pay up to an

AT&T LATIN AMERICA CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
-------------------------------------------------------------------------------



         additional $1.5 million to the Keytech LD shareholders one year after the acquisition if certain business milestones specified in the stock purchase agreement are accomplished.

         The Company has accounted for the acquisition of Keytech LD, S.A. in accordance with the purchase method for business combinations. The Company has recorded approximately $33 million of goodwill that represents the excess of the purchase price over the fair value of the net assets acquired. The goodwill is being amortized over a twenty-year period. For the six-months ended June 30, 2000, there was no amortization of goodwill recorded.

4.       SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES

         As previously discussed, in Note 3, the Company acquired the net assets of Keytech LD, S.A. on June 30, 2000. The total purchase price was approximately $30.2 million comprised of a $5.2 million cash payment to the Keytech shareholders and the issuance of 1,178,689 of the Company's Class A common shares with a value of approximately $25 million.

5.       EQUITY TRANSACTIONS

         On June 12, 2000, the shareholders of AT&T Latin America agreed to an amendment of the Certificate of Incorporation, providing a reclassification of all the common stock outstanding. All the then outstanding shares, 40,000, that were held by AT&T Corp. and Promon Ltda. were converted into 80,000,000 common shares after a 2000:1 stock split. This reclassification was made in order to accommodate the issuance to FirstCom Corp. shareholders of one Class A share of AT&T Latin America common stock for each outstanding share of FirstCom Corp. common stock upon the closing of the merger with FirstCom Corp. (see
         Note 7).

         Additionally, as a condition to the FirstCom Corp. merger, AT&T Latin America was to receive a total of $70 million in cash equity contributions from the shareholders. Accordingly, as part of the Netstream acquisition, in December 1999, an affiliate of AT&T Corp. contributed $10 million and an affiliate of Promon Ltda., the prior owner of Netstream, contributed $40 million of equity capital to the company, in cash. During June 2000, AT&T Corp. and an affiliate of Promon contributed an additional $20 million in cash on a pro rata basis, in accordance with their respective ownership percentages. AT&T Latin America issued another 848,204 common shares to AT&T Corp. and Promon for the additional cash contribution based on their respective ownership percentages of 90% and 10%, respectively.

         On June 30, 2000, AT&T Latin America issued an additional 1,178,689 Class A common shares to the shareholders of Keytech LD, S.A. as part of the acquisition (see Note 3).

         As of June 30, 2000, the Company's equity is composed of the following number of shares outstanding with a par value of .0001 per share.


         Class A common shares....................................   9,263,509
         Class B common shares....................................  72,763,384
                                                                    ----------
                   TOTAL COMMON SHARES OUTSTANDING................  82,026,893
                                                                    ==========

AT&T LATIN AMERICA CORP.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
-------------------------------------------------------------------------------



6.       COMMITMENTS AND CONTINGENCIES

         In accordance with the legislation in force in Brazil, tax registers related to federal, state and municipal taxes are subject to examination by the respective tax authorities from 5 to 30 years.

         In March 2000, the Company entered into an import financing loan with Dresdner Bank with principal amount of $1,755 at an interest rate of 0.8% plus LIBOR for one year.

         In May and June 2000, the Company entered into other import financing loans with Dresdner Bank with principal amounts of $836 and $2,707, respectively, at an interest rate of 0.5% plus LIBOR for one year.

         In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims. Although there can be no assurance that the Company will prevail in every case, management does not believe that the ultimate disposition of known legal contingencies will have a material effect on the Company's financial condition, results of operations or cash flows.

7.       SUBSEQUENT EVENTS

         CREDIT FACILITY

         On July 28, 2000 a subsidiary of AT&T Corp. provided AT&T Latin America a revolving credit facility for up to $100 million principal amount with an annual interest rate equal to the 90-day London Inter-Bank Offered Rate, or LIBOR, plus 3.75%, payable quarterly.

         As of August 28, 2000, the available balance was $70,786 after the withdrawals of $29,214 were made which remain outstanding and mature two years after August 28, 2000.

         CLOSING OF THE FIRSTCOM CORP. MERGER

         On August 28th, 2000, immediately after the approval of the FirstCom Shareholders, the merger became effective. The following transactions were effective on that date:

         o All of the 33,715,892 outstanding FirstCom shares, options and warrants were exchanged on a 1:1 basis for Class A common shares of AT&T Latin America.

         o AT&T Latin America issued 100,000 shares of 15% Series B cumulative preferred stock to Global Card Holdings, Inc., a subsidiary of AT&T Corp., having an aggregate liquidation value of $177.1 million. These funds, together with an additional $10.5 million from a FirstCom restricted investments account, were used to fund the transfer for all the outstanding FirstCom 14% Senior Notes for a total of $187.6 million.

         o AT&T Latin America issued 318,211 shares of Class B common stock to AT&T Latin America Holding Corp.

         o AT&T Latin America issued 35,357 shares of Class A common stock to SL Participacoes

         The Company will account for the FirstCom merger in accordance with the purchase method for business combinations. The Company will record goodwill representing the excess of the purchase price over the fair value of the net assets acquired. The goodwill will be amortized over a twenty-year period.